SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934



                                January 22, 2003
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                Date of Report (Date of earliest event reported)


                              GENDER SCIENCES, INC.
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             (Exact name of Registrant as specified in its charter)

        New Jersey                   0-18349                   22-2380325
     ----------------         ----------------------          -------------
     (State of other          Commission File Number          (IRS Employer
jurisdiction of incorporation)                            Identification Number)

               10 West Forest Avenue, Englewood, New Jersey  07631
              --------------------------------------------------------
               (Address of principal executive offices)    (Zip Code)

         Registrant's telephone number, including area code: (201) 569-1188

Item 5.  Other Events.

         Effective as of the close of business on February 7, 2003, Gender Sciences, Inc. (the "Company") will implement a one-for-twenty-five reverse split of the Company's outstanding shares of common stock. Pursuant to a resolution of the Board of Directors effective as of January 14, 2003, the directors of the Company approved an amendment to the Company's Certificate of Incorporation to effect a reverse stock split. The Company will implement the reverse stock split at the ratio of one-for-twenty-five, reducing the number of shares of common stock outstanding from approximately 40,134,680 to approximately 1,605,387. No fractional shares will be issued in connection with the reverse stock split. In lieu of fractional shares, stockholders will receive a cash payment based on the market price, after adjustment for the effect of the stock combination, of the Company's common stock on the effective date of the stock combination. The reverse stock split also affects options, warrants and other securities convertible into or exchangeable for shares of the Company's common stock that were issued and outstanding immediately prior to the effective time of the stock combination.

         Beginning on February 10, 2003, the Company's common stock will trade with the interim ticker symbol "GNDRV." Upon notice from NASDAQ the Company expects that its ticker symbol will change to "GNDR."

         A copy of the Certificate of Amendment to the Company's Certificate of Incorporation, as amended, effecting the stock combination is attached hereto as
Exhibit 4.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)   Not applicable

         (b)   Not applicable

         (c)   Exhibits:

               4.1 Certificate of Amendment to the Company's Certificate of Incorporation, as amended, dated January 22, 2003.

               99.1   Press release dated February 7, 2003.


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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       GENDER SCIENCES, INC.


Date:  February 7, 2003                By: /s/ EUGENE TERRY
                                           -------------------------------------
                                           Eugene Terry, Chairman


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